Exhibit 99.2

DRAFT/[ ], 2010

TO:     AutoNavi Holdings Limited

            18/F, Daheng Scitech Mansion, South Section

            No. 3 Suzhou Street

            Haidian District

            Beijing 100080

            The People’s Republic of China

Dear Sirs:

1. Introduction

We are qualified lawyers of the People’s Republic of China (for purposes of this opinion only, excluding the Hong Kong Special Administrative Region, the Macao Special Administrative Region and the Taiwan, the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC.

We have acted as the PRC counsel of AutoNavi Holdings Limited, a company incorporated under the laws of Cayman Islands (the “Company”) in connection with (i) the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), originally filed with the Securities and Exchange Commission (the “SEC”), under the U.S. Securities ACT of 1933, as amended (the “Securities Act”) on             , 2010, relating to the offering by the Company and certain selling shareholders of the Company (the “Selling Shareholders”) of              American depositary shares (the “ADSs”), each of which represents              ordinary shares (the “Ordinary Shares”), par value USD0.0001 per share, of the Company (together with the ADSs, the “Offering Securities”) issued under the Deposit Agreement (the “Deposit Agreement”) dated as of              by and among the Company,              as Depositary, and holders and beneficial owners from time to time of ADSs issued thereunder; and (ii) the Company’s proposed listing and trading of the ADSs on the Nasdaq Global Market.

Beijing Head Office

China Resources Building

20th Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32nd Floor

1515 West Nanjing Road

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 15-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

Chinabank Plaza

Room F, 16th Floor

No. 17 Renmin Road

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com

Hong Kong Office

Suite 2208,

22nd Floor, Jardine House

1 Connaught Place, Central

Hong Kong

Tel.: (852) 2167-0000

Fax: (852) 2167-0050

E-mail: junhehk@junhe.com

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

In connection with the initial public offering (the “Offering”), the proposed listing and trading of the ADSs on Nasdaq Global Market and pursuant to Section 8(e) of the Underwriting Agreement entered among the Company,             , the Selling Shareholders, and Goldman Sachs (Asia) L.L.C (as Representative of the Underwriters) on             , 2010 (the “Underwriting Agreement”), we have been requested by the Company to furnish an opinion under the laws of the PRC in connection with the matters set forth herein.

For purposes of this opinion, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of rendering this legal opinion.

2. PRC Law

This opinion is rendered on the basis of PRC Laws (as defined below) and there is no assurance that any of PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

We do not purport to be an expert on or to be generally familiar with or qualified to express legal opinions based on any laws other than PRC Laws. Accordingly, we express or imply no opinion directly or indirectly on the laws of any jurisdiction other than the PRC.

3. Assumptions

In rendering this opinion we have examined the originals or copies of the documents (the “Documents”) as we have considered necessary or advisable for the purpose of rendering this opinion. Where certain facts were not independently established by us, we have relied upon certificates or statements issued or made by relevant governmental authorities of the PRC and the appropriate representatives of the Company and the PRC Operating Entities (as defined below). In giving this opinion, we have made the following assumptions (the “Assumptions”):

(i)	Each of the Underwriting Agreement and the Deposit Agreement is legal, valid, binding and enforceable in accordance with their respective governing laws in any and all respects;

(ii)	All signatures, seals and chops are genuine, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

(iii)	All Documents have been validly authorized, executed and delivered by all of the parties thereto other than the Company or the PRC Operating Entities.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

(iv)	Any Documents submitted to us still exist and have not been varied, cancelled or suspended by some other document or agreement or action of which we are not aware after due and reasonable inquiry;

(v)	The laws of any country or region other than the PRC Laws which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

(vi)	All the Documents and the factual statements provided to us by the Company and the PRC Operating Entities, including but not limited to those set forth in the Documents, are complete, true and correct. Where important facts were not independently established to us, we have relied upon certificates issued by the Government Agencies with proper authority and the appropriate representatives of the Company and/or the PRC Operating Entities with the proper powers and functions.

In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have received.

4. Definitions

The following terms as used in this legal opinion are defined as follows. Other capitalized terms used but not defined herein shall, unless otherwise provided, have the same meanings ascribed to such terms in the Underwriting Agreement.

“Government Agency”	Any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC

“Governmental Authorizations”	All approvals, consents, permits, authorizations, filings, registrations, exemptions, waivers, endorsements, annual inspections, qualifications and licenses required by the applicable PRC Laws to be obtained from the competent Government Agencies

“Material Adverse Effect”	A material adverse effect on the conditions (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Operating Entities as a whole

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

“PRC Laws”	All laws, regulations, statutes, rules, decrees, notices, and supreme court’s judicial interpretations currently in force and publicly available in the PRC as of the date hereof

“PRC Operating Entity”	each company set forth in Schedule I, collectively as the “PRC Operating Entities”

Renminbi	the legal currency of China

USD or U.S. dollars	the legal currency of the United States

5. Opinion

Based on the forgoing and the qualifications set forth below, we are of the opinion that:

1.	All necessary PRC Government Authorizations were duly obtained in connection with the establishment of each PRC Operating Entity.

2.	Each of the PRC Operating Entities as incorporated in the PRC has been established and is validly existing as the company with limited liability under the PRC Laws. Each of the PRC Operating Entities has the status of an independent legal person and the liability of the Company in respect of its equity interest indirectly held in AutoNavi Information Technology Co., Ltd. is limited to its investment therein. The articles of associations and the business licenses of the PRC Operating Entities comply with the PRC Laws in all material respects and are in full force and effect. Except as described in the Pricing Prospectus and the Registration Statement, all equity interests in the PRC Operating Entities have been duly authorized and validly issued, are fully paid up in accordance with PRC laws and regulations and all such equity interests are free and clear of all pledges, charges, restrictions upon voting or transfer or any other encumbrances or claims. Each of the PRC Operating Entities has obtained all approvals, authorizations, consents and orders, and has made all filings, which are required under PRC law and regulations for the ownership interest by its respective holders. Except as described in the Pricing Prospectus and the Registration Statement, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any PRC Operating Entities.

3.	Except as disclosed in the Pricing Prospectus and the Registration Statement, each of the PRC Operating Entities has obtained all necessary Governmental Authorizations to own, lease, and use its assets and properties and to conduct its business in the manner described in the Pricing Prospectus and the Registration Statement, except where lack of such Governmental Authorizations will not cause Material Adverse Effect. Except as disclosed in the Pricing Prospectus and the Registration Statement, and to our best knowledge after due and reasonable inquiries, (a) each PRC Operating Entity is in compliance with the provisions of all Government Authorizations in all material respects, (b) none of the PRC Operating Entities has received any notification of proceedings relating to the modification, suspension or revocation of any such Governmental Authorizations, and (c) no circumstances have arisen such that any of such Governmental Authorizations is likely to be revised, revoked, suspended, cancelled or withdrawn or (where relevant) cannot be renewed upon its expiration date.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

4.	The ownership structures of AutoNavi Technology, AutoNavi Software and MapABC Technology, including the Subsidiaries of AutoNavi Software as set forth in the Registration Statement under the section “Our Corporate Structure” comply, and immediately after the offering, will comply with the current PRC Laws, does not violate, breach, contravene or otherwise conflict with any applicable PRC Laws, has not been challenged by any Governmental Agency and there are no legal, arbitration, governmental or other legal proceedings, pending before or threatened or contemplated by any Governmental Agency in respect of the ownership structures of AutoNavi Technology, AutoNavi Software and MapABC Technology, including the Subsidiaries of AutoNavi Software, expect as disclosed in the Registration Statement;

5.	The contractual arrangement between AutoNavi Technology and AutoNavi Software or MapABC Technology as set forth in the Registration Statement under the caption “Corporate Structure” does not and immediately after the Offering, will not violate the currently effective PRC Laws.

6.	Each of the Agreements to which AutoNavi Technology, AutoNavi Software or MapABC Technology is a party has been duly authorized, executed and delivered by AutoNavi Technology, AutoNavi Software or MapABC Technology (as the case may be), and each of AutoNavi Technology, AutoNavi Software and MapABC Technology has, to the extent applicable, taken all necessary corporate actions to authorize the execution, delivery and performance thereof; each of AutoNavi Technology, AutoNavi Software and MapABC Technology had the corporate power and capacity to enter into and perform its obligations thereunder; each of the Agreements to which each of AutoNavi Technology, AutoNavi Software or MapABC Technology is a party constitutes the legal, valid and binding obligation of AutoNavi Technology, AutoNavi Software or MapABC Technology (as the case may be), enforceable against AutoNavi Technology, AutoNavi Software or MapABC Technology (as the case may be) in accordance with its terms, subject to, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

7.	Each of the Agreements to which each shareholder of AutoNavi Software or MapABC Technology is a party has been duly executed and delivered by each shareholder of AutoNavi Software or MapABC Technology; each shareholder of AutoNavi Software or MapABC Technology had the power and capacity to enter into and perform its obligation thereunder; Except as described in the Pricing Prospectus and the Registration Statement, each of the Agreements to which each shareholder of AutoNavi Software or MapABC Technology is a party constitutes the legal, valid and binding obligations of each shareholder of AutoNavi Software or MapABC Technology, enforceable against each shareholder of AutoNavi Software or MapABC Technology in accordance with its terms, subject to, as to enforceability, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

8.	The execution and delivery of, and the performance of its obligations under each Agreements by each of AutoNavi Technology, AutoNavi Software or MapABC Technology to which it is a party and the consummation of the transactions contemplated therein will not: (a) conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument governed by the PRC Laws to which it is a party or by which it or any of its properties or assets are bound, except for such conflict, breach, violation or default would not have a Material Adverse Effect; (b) result in any violation of any provision of its articles of association or other constituent documents or business license; or (c) to the best of our knowledge after due inquiry, result in any violation of any of the PRC Laws.

9.	The execution and delivery, and the performance of his obligations under each Agreements by each shareholder of AutoNavi Software or MapABC Technology to which it is a party and the consummation of the transactions contemplated therein, will not result in any violation of any of the PRC Laws.

10.	Expect as disclosed in the Pricing Prospectus and the Registration Statement, each of the Agreements is in proper legal form under the PRC Laws for the enforcement thereof against each of AutoNavi Technology, AutoNavi Software, MapABC Technology or each of the respective shareholders of AutoNavi Software or MapABC Technology, as the case may be, in the PRC without further action by any of AutoNavi Technology, AutoNavi Software, MapABC Technology and the shareholders of AutoNavi Software or MapABC Technology.

11.	The obligations undertaken by and the rights granted by each party to each Agreements are legally permissible under the PRC Laws. No Governmental Authorizations are required to be obtained for the performance by AutoNavi Technology, AutoNavi Software and MapABC Technology of their obligations and the transactions contemplated under each of the Agreements other than those already obtained; provided, however, any exercise by AutoNavi Technology of its call option under the Exclusive Purchase Option Agreements will be subject to (a) the approval of and/or registration with the Government Agencies in the PRC for the resulting equity transfer, and (b) the exercise price for equity transfer under the Exclusive Purchase Option Agreements must comply with relevant PRC Laws, including the requirement that the exercise price for such equity transfer to reflect the appraised value at the time of exercise, as determined by an appraiser qualified to perform such appraisals, if applicable.

12.	The restructuring as provided under the Agreements has been carried out and completed in compliance with all applicable PRC laws and regulations, including, without limitation, the Foreign Investment Industrial Guidance Catalogue promulgated by the National Development and Reform Commission and the Ministry of Commerce on November 30, 2004 (the “Catalogue”) and the M&A Rules jointly promulgated by six PRC regulatory agencies, including the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Industry and Commerce and the State Administration of Foreign Exchange of the PRC ( the “SAFE”), except for such non-completion which will not have a Material Adverse Effect; and does not (A) contravene any provision of applicable law or statute, rule or regulation of any PRC Governmental Agency having jurisdiction over AutoNavi Technology or any of its properties, (B) contravene the articles of association, business license or other constituent documents of AutoNavi Technology, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which AutoNavi Technology is a party or by which AutoNavi Technology is bound or to which any of the property or assets of AutoNavi Technology is subject;

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

13.	All Governmental Authorizations required under the PRC Laws, rules and regulations in connection with the restructuring have been duly granted, made or unconditionally obtained in writing and are in full force and effect, and no such Governmental Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, except for such Governmental Authorization the lack of which will not have a Material Adverse Effect;

14.	The M&A Rules, provide that an offshore special purpose vehicle formed for purposes of overseas listing of equity interests in PRC companies and controlled directly or indirectly by PRC companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles (together with the M&A Rules, the “M&A Rules and Related Clarifications”). As of the date hereof, the CSRC has not issued any definitive rule or interpretation concerning whether offerings like the offering as contemplated by the Registration Statement are subject to the new procedure provided in the M&A Rules and Related Clarifications. Despite the fact that the Agreements were entered into after the effectiveness of the M&A Rules, given that AutoNavi Technology had been established before September 8, 2006, the effective date of the M&A Rules, and there is no provision in the M&A Rules that clearly classifies the contractual arrangements established by Agreements as a kind of transaction falling under the M&A Rules, the Company is not required to submit an application to the CSRC for the approval of the Offering and the listing and trading of the ADSs on the New York Stock Exchange/Nasdaq Global Market.

15.	The application of the net proceeds to be received by the Company from the Offering as contemplated by the Pricing Prospectus and the Registration Statement, will not contravene any provision of applicable PRC Laws, or the articles of association, other constitutive documents or the business license of the PRC Operating Entities or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon , or, to our best knowledge after due and reasonable inquiries, any judgment, order or decree of any Governmental Agency in the PRC.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

16.	Except as disclosed in the Pricing Prospectus and the Registration Statement, and to our best knowledge after due and reasonable inquiries none of the PRC Operating Entities is in breach or violation of or in default, as the case may be, under (A) its articles of association, business license or any other constituent documents, (B) any material obligation, indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness governed by PRC Laws, (C) any obligation, license, lease, contract or other agreement or instrument governed by PRC Laws to which the Company or any PRC Operating Entity is a party or by which any of them may be bound or affected, except for such breach or violation or default that, as the case may be, would not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect on the Company, or (D) any law, regulation or rule of the PRC, or any decree, judgment or order of any court in the PRC, applicable to the Company or any PRC Operating Entity except for situations that will not cause Material Adverse Effect.

17.	No Government Authorizations from any Governmental Agency (including but not limited to China Securities Regulatory Commission) are required in connection with (A) the issuance and sale of the Offering Securities and (B) consummation by the Company of the transaction contemplated by the Deposit Agreement and the Underwriting Agreement, as applicable.

18.	The execution and delivery by the Company of, and the performance by the Company of its obligations under the Deposit Agreement, the Underwriting Agreement and the consummation by the Company of the transactions contemplated therein, and the conduct of the business and operations of the Company and the PRC Operating Entities as described in the Registration Statement, including the issue and sale of the Offering Securities under the Deposit Agreement and the Underwriting Agreement, and the compliance by the Company with all of the provisions of the Deposit Agreement and the Underwriting Agreement, (a) do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which is a party or by which any PRC Operating Entity is bound or to which any of the properties or assets of the PRC Operating Entities is bound or to which any of the properties or assets of the PRC Operating Entities is subject; (b) do not result in any violation of the provisions of the articles of association, business licenses or any other constituent documents of any of ; and (c) do not result in any violation of any provision of the PRC Laws.

19.	To our best knowledge after due inquiries, the business carried out by Each PRC Operating Entity complies with its articles of association in effect within the business scope descried in its current business license.

20.	To our best knowledge after due inquiries, each PRC Operating Entity has legal and valid title to all of material assets related to its core business, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions.

21.	There are no outstanding guarantees of any PRC Operating Entity in respect of indebtedness of third parties.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

22.	To the best of our knowledge after due and reasonable inquiry and except as described in the Registration Statement, none of the PRC Operating Entities possesses any other material registered Intellectual Property. The PRC Operating Entities own or have valid licenses in full force and effect or otherwise has the legal right to use all material trade names, trademarks, patents, copyright, computer software, domain names and know-how (including proprietary or self-developed information systems or procedures) (collectively, the “Intellectual Property”) currently employed by them in connection with the business currently operated by them and, none of the PRC Operating Entities has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

23.	All dividends and other distributions declared and payable upon the equity interest of AutoNavi Information Technology Co., Ltd. indirectly owned by the Company in accordance with the PRC Laws may under the current PRC Laws be paid to the beneficial owners of AutoNavi Information Technology Co., Ltd. in Renminbi which may be converted into U.S. dollars and freely remitted out of the PRC, provided that the enterprise income tax applicable to the Company has been duly withheld and the remittance of such dividends and other distributions outside of the PRC complies with the procedures required under the PRC Law relating to foreign exchange.

24.	To the best of our knowledge after due and reasonable inquiry, none of the PRC Operating Entities is delinquent in the payment of any PRC taxes due and there is no PRC tax deficiency which might be assessed against it or any penalty imposed in connection with any late payment of PRC taxes, except such assessment or penalties which would not have a Material Adverse Effect.

25.	To our best knowledge after due and reasonable inquiries, there are no current, pending or threatened PRC legal, arbitrative, regulatory, administrative or other governmental decisions, rulings, orders, demands, actions, proceedings or initiatives before any court, arbitration body or any Government Agencies, to which any of the Company or any PRC Operating Entity is a party to or to which any of the assets of the Company or any PRC Operating Entity are subject, except those which will not have a Material Adverse Effect, individually or in aggregate.

26.	No labor dispute, legal proceedings or other conflict with the employees of any PRC Operating Entity exists or is imminent or threatened and there is no action, suit, proceeding, inquiry or investigation before or brought by any court or any Governmental Agencies, except the disputes, legal proceedings or conflicts which would not, individually or in the aggregate, have a Material Adverse Effect.

27.	To our best knowledge after due inquiries, none of the PRC Operating Entities has taken any corporate action, nor have any legal proceedings commenced against any PRC Operating Entity, for its liquidation, winding up, dissolution, or bankruptcy, for the appointment of a liquidation committee, team of receivers or similar officers in respect of its assets or for the suspension, withdrawal, revocation or cancellation of any of the Governmental Authorizations.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

28.	There are no reporting obligations under PRC Laws on non-PRC holders of the Offering Securities.

29.	No holder of the Offering Securities who is not a PRC resident will be subject to any personal liability, or be subject to a requirement to be licensed or otherwise qualified to do business or be deemed domiciled or resident in the PRC, by virtue only of holding such Offering Securities. There are no limitations under PRC Laws on the rights of holders of the Offering Securities who are not PRC citizens to hold, vote or transfer their securities nor are there any statutory pre-emptive rights or transfer restrictions applicable to the Offering Securities.

30.	Insofar as the PRC Laws and subjects are concerned, the choice of law provision set forth in Section of the Underwriting Agreement and in Section of the Deposit Agreement does not violate PRC Laws and we know of no reason why the PRC courts would not give effect to the choice of New York law as the proper law governing the Underwriting Agreement and the Deposit Agreement; the Company has the legal capacity to sue and be sued in its own name under PRC Law and the submission of the Company to the non-exclusive jurisdiction of the New York Courts, the waiver by the Company of any objection to the venue of a proceeding in a New York Court, the waiver and agreement of the Company not to plead an inconvenient forum, and the agreement of the Company that the Underwriting Agreement and the Deposit Agreement be construed in accordance with and governed by the laws of the State of New York do not contravene PRC Laws; service of process effected in the manner set forth in the Underwriting Agreement and the Deposit Agreement will be effective to confer jurisdiction over the subsidiary, assets and property of the Company in the PRC, subject to compliance with relevant civil procedural requirements in the PRC; and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement and the Deposit Agreement will be recognized and enforced by PRC courts, subject to compliance with the PRC Civil Procedure Law and relevant civil procedural requirements in the PRC;

31.	The indemnification and contribution provisions set forth in the Underwriting Agreement and the Deposit Agreement do not contravene the PRC laws; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under PRC laws for the enforcement thereof against the Company, subject to compliance with relevant civil procedural requirements; and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement and the Deposit Agreement in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

32.	Except as disclosed in the Registration Statement, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, its subsidiary, any Underwriter or the Depositary to the PRC government or any political subdivision or taxing authority thereof or therein in connection with (A) the creation, issuance, sale and delivery of the Offering Securities and Ordinary Shares, (B) the deposit with the Depositary of Ordinary Shares by the Company pursuant to the Deposit Agreement against issuances of the Offering Securities, (C) the sale and delivery by the Company of the Offering Securities to or for the accounts of the Underwriters in the manner contemplated in the Underwriting Agreement and the Deposit Agreement, (D) the execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by the Company, or (E) the sale and delivery by the Underwriters of the Offering Securities to the initial purchasers thereof in the manner contemplated in the Pricing Prospectus and the Registration Statement.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

33.	The entry into, and performance or enforcement of the Underwriting Agreement and the Deposit Agreement in accordance with its respective terms will not subject any of the Underwriters or the Depositary to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter or the Depositary be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement and the Deposit Agreement.

34.	To our best knowledge after due inquiries and except as disclosed in the prospectus , each of the existing shareholders or beneficial owners of the Company has submitted the application for filing the due SAFE registrations and/or amendments as required under SAFE Circular No. 75 and should not have a substantial legal impediment to file the SAFE registration and/or amendments. Each option holder, director, officer, employee and direct share program participant that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen will submit the application for filing the due SAFE registrations as required under the Stock Option Rules after the Company becomes a publicly-listed company.

35.	Under the PRC Law, neither the Company nor any PRC Operating Entity, or any of their respective properties, assets or revenues, is entitled to any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any court in the PRC, service of process, attachment prior to or in aid of execution of judgment, or other legal process or proceeding for the granting of any relief or the enforcement of any judgment.

36.	Although we do not assume any responsibility for the accuracy, completeness or fairness of the statement contained in the Pricing Prospectus and the Registration Statement, and each amendment or supplement thereto, as of their respective effective or issue dates, nothing has come to our attention, insofar as the PRC Laws are concerned, that causes us to believe that (i) the Registration Statement or any amendment thereto (other than the financial statements and related schedules therein to which we express no opinion), as of its effective date or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Pricing Prospectus (other than the financial statements and related schedules therein to which we express no opinion), as of [time] or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) the Registration Statement or any amendment or supplement thereto (other than the financial statements and related schedules therein to which we express no opinion) as of its date or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

37.	The statements in the Registration Statement under the headings “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Enforceability of Civil Liabilities”, “Dividend Policy”, “Industry”, “Business”, “Corporate Structure”, “Management”, “Related Party Transactions”, “Regulations”, “Taxation” and “Legal Matters” to the extent such statements relate to matters of PRC Laws or documents, agreements or proceedings governed by PRC Laws, are true and accurate in all material respects, and fairly present and fairly summarize in all material respects the PRC Laws, documents, agreements or proceedings referred to therein, and nothing has been omitted from such statements which would make the statements, in light of the circumstance under which they were made, misleading in any material aspect.

38.	Nothing has come to our attention that causes us to believe that (a) any part of the Registration Statement or any further amendment thereto (other than the financial statements and other financial information contained therein, as to which we need express no opinion), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (b) the Pricing Prospectus, as of the Applicable Time and as of such Time of Delivery (other than the financial statements and other financial information contained therein as to which we need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (c) as of its date and as of such Time of Delivery, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and other financial information contained therein, as to which we need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (d) the ADS Registration Statement or any further amendments thereto (other than the financial statements and other financial information contain therein, as to which we need express no opinion), at the time the ADS Registration Statement or any further amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. However, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Pricing Prospectus or the Registration Statement.

Qualifications:

This opinion is limited to the matters set forth herein and is subject to the effectiveness of any future change, amendment, alteration or adoption of any PRC Laws.

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

This opinion is rendered to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

Save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the attorneys of the addressee) without our express prior written consent except where such disclosure is required to be made by applicable law or is requested by relevant regulatory agencies.

We hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Corporate Structure,” “Regulation” and “Legal Matters” in the prospectus included in the Registration Statement.

We hereby further consent to the summarization of our opinion under the captions “Risk Factors,” “Enforceability of Civil Liabilities”, “Corporate Structure,” and “Regulation” in the form and context in which they respectively appear in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

For and on behalf of

JUN HE LAW OFFICES

JUN HE LAW OFFICES	Draft Legal Opinion to Ice Tea/IPO

Schedule 1: List of PRC Operating Entities

1.	AutoNavi Information Technology Co., Ltd.

2.	AutoNavi Software Co., Ltd.

3.	Beijing MapABC Technology Co., Ltd

4.	Beijing ADF Navigation Technology Co., Ltd.

5.	Beijing Xingtiandi Information Technology Co., Ltd.

6.	Shenzhen Xuancai Technology Co., Ltd.

7.	Xiamen AutoNavi Software Co., Ltd.

8.	Beijing Zhongke Puhui Technology Development Co., Ltd.

9.	Beijing Yadao Xingkong Advertising Co., Ltd.

10.	Beijing Yadao Media & Culture Development Co., Ltd.